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                                    EXHIBIT 3

                            Joint Statement Agreement

     The undersigned hereby agree that the Schedule 13D filed by them shall be filed on behalf of each of them.


Dated:  March 7, 2000                       /s/ David L. Treadwell
                                            ------------------------------
                                            ASC Holdings LLC
                                                By:  David L. Treadwell,
                                                Its: President and
                                                     Chief Executive Officer

Dated:  March 7, 2000                       /s/ Heinz C. Prechter
                                            ------------------------------
                                            Heinz C. Prechter

Dated:  March 7, 2000                       /s/ Kojaian Holdings LLC
                                            ------------------------------
                                            Kojaian Holdings LLC
                                                By:  C. Michael Kojaian,
                                                Its: President and
                                                     Chief Executive Officer

Dated:  March 7, 2000                       /s/ Mike Kojaian
                                            ------------------------------
                                            Mike Kojaian

Dated:  March 7, 2000                       /s/ C. Michael Kojaian
                                            ------------------------------
                                            C. Michael Kojaian